Exhibit 16.2

July 31, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Emeren Group Ltd under Item 9 of its Form 10-K dated July 31, 2024. We agree with the statements concerning our Firm in such Form 10-K; we are not in a position to agree or disagree with other statements of Emeren Group Ltd contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com